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                                                                     EXHIBIT 3.6

                                   BYLAWS OF

                  INVESTORS FEDERAL BANK, NATIONAL ASSOCIATION


                                   ARTICLE I

                            Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Bank, 522 Washington Street, City of Chillicothe, State of Missouri or such other places as the board of directors may designate, at 10:00 a.m. on the second Tuesday of October of each year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each stockholder at his/her address appearing on the books of the Bank. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or if the directors fail to fix the date, by the shareholders representing two-thirds of the shares.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Bank. Any shareholder having actual notice of a special meeting of shareholders and of the business to be transacted at such meeting may waive formal notice of the meeting by a writing filed with the secretary of the Bank.

     The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

     A special meeting may be called by shareholders or the board of directors to amend the articles of association or bylaws, whether or not such bylaws may be amended by the board in the absence of shareholder approval.

     If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Bank becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
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     Section 1.3.  Nominations of Directors.  Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank shall be made in writing and be delivered or mailed to the president of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.

(1)  The name and address of each proposed nominee.

(2)  The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee.

(4)  The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the Bank owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (iv) the name and residence of the notifying shareholder; and
(v) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairperson of the meeting, be disregarded by the chairperson and upon the chairperson's instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

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     Section 1.5.  Quorum.  A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2; but less than a quorum may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association, or by the shareholders or directors pursuant to Section 8.2.

     Section 1.6. Action Without a Meeting. Any action that may be taken at or may be required to be taken at any annual or special meeting of shareholders of the Bank, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote upon such action.
In the event that the action which is consented to is one that would have required the filing of a certificate with the Office of the Comptroller of the Currency if such action that had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section 1.6.

                                   ARTICLE II

                                   Directors

     Section 2.1. Board of Directors. The board of directors (board) shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the board.

     Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

     Section 2.3. Organization Meeting. The cashier, upon receiving the certificate of the Judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank to organize the new board and elect and appoint officers of the Bank for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4. Regular Meetings. The regular meetings of the board shall be held, without notice, immediately after, and at the same place as, the annual meeting of shareholders. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

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     Section 2.5.  Special Meetings.  Special meetings of the board may be called by the chairperson of the board, the president of the Bank or at the request of three or more directors. Each member of the board shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting. Any directors having actual notice of a special meeting may waive formal notice of the meeting by writing filed with the secretary of the bank. Members of the board may participate in special meetings of the board by means of a conference telephone or similar communications equipment by which all person participating in the meeting can hear each other. Such participation shall constitute presence in person.

     Section 2.6. Quorum. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, provided that a quorum may not be reduced below one-third of the director positions but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.8.

     If a quorum is present, the board may take action through the vote of a majority of the directors who are in attendance.

     Section 2.7. Action Without a Meeting. Any action required or permitted to be taken by the board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the entire board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     Section 2.9. Removal of Directors. At a meeting of shareholders called expressly for the purpose of removing a director, any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors; provided, however, (i) no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only such named directors may

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be removed at such meeting and, (ii) if less than the entire board is to be removed, no director may be removed, with or without cause, if the vote cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.

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                                  ARTICLE III

                            Committees of the Board

     Section 3.1. General. Each committee of the board shall have one or more members, who shall serve at the pleasure of the board. The provisions of
Article II of these bylaws governing notice of meeting, quorum and voting requirements of the board shall also apply to committees of the board.

     Section 3.2. Executive Committee. There shall be an executive committee composed of the president and two directors, appointed by the board annually or more often. The executive committee shall have power to discount and purchase bills, notes and other evidence of debt, to buy and sell bills of exchange, to exercise authority delegated by the board regarding loans and discounts, and generally to exercise, when the board is not in session, all other powers of the board that may lawfully be delegated. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.3. Investment Committee. There shall be an investment committee composed of three directors, and such officers as shall be selected by the board appointed by the board annually or more often. The investment committee shall have the power to insure adherence to investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

     Section 3.4.  Examining Committee.  There shall be an Examining
Committee composed of not less than three directors, exclusive of any active officers, appointed by the board annually or more often. The duty of the committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Bank or cause suitable examinations to be made by auditors responsible only to the board and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the Bank is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable.

     Section 3.5. Other Committees. The board may appoint, from time to time, from its own members, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine. However, a committee may not: (i) authorize distributions of assets for dividends; (ii) approve action required to be approved by shareholders;
(iii) fill vacancies on the board or any of its committees; (iv) amend the Articles of Association; (v) adopt, amend or repeal the Bylaws; (vi) authorize or approve issuances or sales or contracts

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for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series or shares; or (vii) elect officers, appoint committees, appoint judges of election or increase or decrease salaries or terms of officers.

                                   ARTICLE IV

                             Officers and Employees

     Section 4.1. Chairperson of the Board. The board shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the board.

     Section 4.2. President. The board shall appoint one of its members to be the president of the Bank. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have all general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him or her by the board.

     Section 4.3 Vice President. The board may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board. One vice president shall be designated by the board, in the absence of the president, to perform all the duties of the president.

     Section 4.4. Secretary. The board shall appoint a secretary, cashier, or other designated officer who shall be Secretary of the board and of the Bank, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the Bank; shall provide for the keeping of proper records of all transactions of the Bank; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the board.

     Section 4.5. Other Officers. The board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board, the chairperson of the board or the president. The board may authorize an officer to appoint one or more officers or assistant officers.

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     Section 4.6.  Tenure of Office.  The president and all other officers shall serve at the pleasure of the board and hold office for the current year for which the board was elected, unless they shall resign, die, become disqualified, or be removed; and any vacancy occurring in the office of president or other officer shall be filled promptly by the board.

     Section 4.7. Resignation. An officer may resign at any time by delivering notice to the Bank. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                   ARTICLE V

                         Stock and Stock Certificates

     Section 5.1. Transfers. Shares of stock shall be transferable on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares. The board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Bank with respect to stock transfers, voting at shareholder meetings and related matters, and to protect it against fraudulent transfers.

     Section 5.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the Bank shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed.

     The board may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

     The Bank may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Bank as the shareholder. The procedure may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Bank recognizes in a beneficial owner; (iii) how the nominee may request the Bank to recognize the beneficial owner as the shareholder; (iv) the information that must be provided when the procedure is selected; (v) the period over which the Bank will continue to recognize the beneficial owner as the shareholder; and
(vi) other aspects of the rights and duties created.

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                                  ARTICLE VI

                                Corporate Seal

     The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:



                                  ARTICLE VII

                            Miscellaneous Provisions

     Section 7.1. Fiscal Year. The fiscal year of the Bank shall end on the 30th of June of each year.

     Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the Bank, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

     Section 7.3. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

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                                 ARTICLE VIII

                   Indemnification of Directors and Officers


     Section 8.1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Bank or is or was serving at the request of the Bank as a director or officer of another corporation, including, without limitation, any subsidiary of the Bank, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Bank to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits a corporation to provide broader indemnification rights than such law permitted a corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 hereof with respect to proceedings to enforce rights to indemnification, the Bank shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Bank.

     Section 8.2. Advance Payment. The right to indemnification conferred in Section 8.1 of this Article VIII shall include the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication"), that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 8.1 and 8.2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     Section 8.3. Enforcement.  If a claim under Section 8.1 or 8.2 of this
Article VIII is not paid in full by the Bank within sixty days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to

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recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking the Bank shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Bank (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Bank (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Bank.

     Section 8.4. Nonexclusive. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the IFB Holdings, Inc. Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.5. Insurance. The Bank may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Bank or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 8.6. Other Persons. The Bank may, to the extent authorized from time to time by a majority vote of the disinterested directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Bank to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Bank.

     Section 8.7. Restriction on Indemnification in Administrative
Proceedings. Any contrary provision of this Article VIII notwithstanding, the Bank shall not indemnify any director, officer or employee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Bank; nor shall it purchase insurance

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coverage for a formal order assessing civil money penalties against a director, officer or employee.

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                                   ARTICLE IX

                             Liability of Directors

     Section 9.1. Limitation on Liability. A director of this Bank shall not be personally liable to the Bank or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Bank or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as if such law applied to the Bank, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Bank shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.


                                   ARTICLE X

                                     Bylaws

     Section 10.1. Inspection. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Bank, and shall be open for inspection to all shareholders during banking hours.

     Section 10.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided below. The Bank's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by its board.

     I, Larry R. Johnson, certify that: (1) I am the duly constituted secretary of Investors Federal Bank, National Association and the secretary of its board, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the Bank, and all of them are now lawfully in force and effect.

     I have hereunto affixed my official signature and the seal of the Bank, in the City of Chillicothe, on this ____ day of ____________, 1996.



                                        -------------------------------
                                        Larry R. Johnson
                                        Secretary

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